UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16 Under the
Securities Exchange Act of 1934

For the month of January, 2011

Commission File Number: 1-32754

BAYTEX ENERGY CORP.
(Exact name of registrant as specified in its charter)

2800, 520 – 3rd AVENUE S.W.
CALGARY, ALBERTA, CANADA
T2P 0R3
(Address of principal executive offices)

 Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☐	Form 40-F ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Security Exchange Act of 1934.

Yes ☐	No ☑

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):

EXPLANATORY NOTE

On December 31, 2010,  Baytex Energy Trust (the “Trust”) completed a court-approved statutory plan of arrangement (the “Arrangement”) pursuant to which, through a series of steps, unitholders of the Trust exchanged their trust units (the “Trust Units”) for common shares (the “Common Shares”) of Baytex Energy Corp. (the “Corporation” or the “Registrant”), which immediately prior to the consummation of the Arrangement was a wholly-owned subsidiary of the Trust. The members of the board of directors of Baytex Energy Ltd., formerly the administrator of the Trust, comprise the board of directors of the Corporation. The Corporation has the same assets, liabilities, management and employees that the Trust had prior to completion of the Arrangement. The Arrangement was effected pursuant to Section 193 of the Business Corporations Act (Alberta). Pursuant to the Arrangement, among other things, each issued and outstanding Trust Unit was exchanged for one newly issued Common Share. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

The Trust Units were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Arrangement, the Corporation became the successor issuer to the Trust under the Exchange Act, and will succeed to the Trust’s reporting obligations thereunder. Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the Common Shares are deemed to be registered under paragraph (b) of Section 12 of the Exchange Act. The Common Shares are listed on the New York Stock Exchange under the ticker symbol “BTE” and will be listed on the Toronto Stock Exchange under the ticker symbol “BTE”. This Form 6-K is being furnished by the Corporation to the Securities and Exchange Commission as notice that the Corporation is the successor issuer to the Trust under Rule 12g-3 of the Exchange Act, as required by Rule 12g-3(f).

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SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAYTEX ENERGY CORP.
January 3, 2011	By:	/s/ Murray J. Desrosiers
		Name:	Murray J. Desrosiers
		Title:	Vice President, General Counsel and Corporate Secretary

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